EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Synlogic, Inc.

EXECUTED this 29th day of July, 2026.

NEW ENTERPRISE ASSOCIATES 14, L.P.

By:	NEA PARTNERS 14, L.P. General Partner

By:	NEA 14 GP, LTD General Partner

  By:                             *

 Anthony A. Florence, Jr.

  Co-Chief Executive Officer

  By:                             *

 Mohamad H. Makhzoumi

  Co-Chief Executive Officer

NEA PARTNERS 14, L.P.

By:	NEA 14 GP, LTD General Partner

  By:                             *

 Anthony A. Florence, Jr.

 Co-Chief Executive Officer

  By:                             *

 Mohamad H. Makhzoumi

  Co-Chief Executive Officer

NEA 14 GP, LTD

 By:                             *

  Anthony A. Florence, Jr.

  Co-Chief Executive Officer

 By:                             *

  Mohamad H. Makhzoumi

   Co-Chief Executive Officer

                 *

Anthony A. Florence, Jr.

                 *

Mohamad H. Makhzoumi

                 *

Scott D. Sandell

                 *

Forest Baskett

                 *

Patrick J. Kerins

*By: /s/ Nicole Hatcher

Nicole Hatcher

As attorney-in-fact

This Agreement was executed by Nicole Hatcher on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.